Exhibit 10.13

FIRST AMENDMENT TO SUBLEASE
(500 SAGINAW DRIVE, REDWOOD CITY, CALIFORNIA)

THIS FIRST AMENDMENT TO SUBLEASE (this “Amendment”) is entered into as of August 25th, 2017 (as may be adjusted pursuant to Section 4, the “Effective Date”), by and between CARDIODX, INC., a Delaware corporation (“Sublandlord”), and ATRECA, INC., a Delaware corporation (“Subtenant”).

RECITALS

A.                                    Sublandlord and Subtenant are parties to that certain Sublease dated as of March 22, 2016 (the “Original Sublease”), whereby Subtenant subleases certain premises from Sublandlord consisting of approximately 17,990 rentable square feet located on the second floor of the building commonly known as 500 Saginaw Drive, Redwood City, California (the “Original Subleased Premises”);

B.                                    Sublandlord and Subtenant desire to amend the Original Sublease to, among other things, extend the Sublease Term and expand the Subleased Premises;

C.                                    The Original Sublease, as modified by this Amendment, shall be referred to herein as the “Sublease”; and

D.                                    Effective from and after the Effective Date, Sublandlord and Subtenant desire to modify and amend the Original Sublease only in the respects and on the terms and conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Sublandlord and Subtenant in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                      RECITALS.  The foregoing recitals are hereby made a part of this Amendment.

2.                                      DEFINITIONS.  Capitalized terms used but not defined in this Amendment have the meanings set forth in the Original Sublease.

3.                                      AMENDMENTS TO ORIGINAL SUBLEASE.  Effective as of the Effective Date, the Original Sublease is modified and amended as between the Sublandlord and Subtenant as follows:

(a)                                 Expansion of Sublease Premises. The Original Subleased Premises shall be expanded to include an additional approximately 2,376 rentable square feet of the Master Premises, as outlined on Exhibit A attached hereto (the “Expansion Premises”).  The Subleased Premises, as expanded to include the Expansion Premises, consists of approximately 20,366 total rentable square feet.  All references to the “Subleased Premises” in the Original Sublease shall mean the Original Subleased Premises as expanded to include the Expansion Premises, and

Exhibit A of the Original Sublease is hereby deleted and replaced with Exhibit A attached hereto.  Sublandlord shall deliver to Subtenant possession of the Expansion Premises on the Effective Date in its then existing condition and state of repair, “AS IS”, and Sublandlord shall not be obligated to pay for any improvement, remodeling or refurbishment work or provide any services related to the improvement, remodeling or refurbishment of the Expansion Premises. Notwithstanding the foregoing, the door that separates Subtenant’s Expansion Space from Sublandlord’s remaining Master Premises (reception area/conference rooms) shall be keyed by Subtenant in the same manner as the other door from Sublandlord’s remaining Master Premises (reception area/conference rooms) to Subtenant’s Original Subleased Premises. Upon the Effective Date, Subtenant shall assume janitorial responsibility for the Subleased Premises and for the Common Area within the Master Premises.

(b)                                 Extension of Sublease Term.  The Sublease Term is hereby extended through and until April 30, 2020.  All references to the “Expiration Date” in the Original Sublease shall mean April 30, 2020.

(c)                                  Amendment to Base Rent.  Section 4 of the Original Sublease is hereby deleted and replaced in its entirety with the following:

4.              BASE RENT.  Subtenant shall pay base rent to Sublandlord in the following amounts during the following periods (each payment, a monthly installment of “Base Rent”):

Months of Lease Term	Monthly Installment of Base Rent	Monthly Base Rental Rate Per Rentable Square Foot
1-12	$37,779.00	$2.10
13-Effective Date	$38,858.40	$2.16
Effective Date-24	$43,990.56	$2.16
25-36	$45,416.18	$2.23
37-48	$46,841.80	$2.30

If the Effective Date is other than the first day of the month, Base Rent for the month on which Effective Date occurs will contain a pro-rata adjustment.

(d)                                 Amendment to Subtenant’s Share of Direct Expenses.  From and after the Effective Date, all references to “80%” in the first grammatical paragraph of Section 5 of the Original Lease are hereby changed to “90.56%”.  For the avoidance of doubt, “Subtenant’s Share of Direct Expenses” shall mean an amount which equals (a) 90.56%, multiplied by (b) the Direct Expenses attributable to the 500 Building Master Premises payable by Sublandlord to Master Landlord pursuant to Article 4 of the Master Lease.

(e)                                  Increase of the Security Deposit.  On or before the Effective Date, Subtenant shall deposit with Sublandlord the sum of $10,264, which Sublandlord shall hold as an additional Security Deposit pursuant to Section 7 of the Original Sublease.  After such deposit, the total Security Deposit held by Sublandlord shall be $85,879.

(f)                                   Signage. Subject to Master Landlord’s consent, Subtenant shall have the right to have its name/panel installed on one-half of the monument sign located at the exterior of the Project, at Subtenant’s sole cost and expense, and otherwise in accordance with the terms of the Master Lease. For the avoidance of doubt, Subtenant’s name/panel will be located above the “500” panel on the existing monument sign, which is, as of the date first written above, shared by Sublandlord and Subtenant. Subject to Master Landlord’s consent, Subtenant will have the exclusive right to have its name/panel above the “500” panel on the existing monument sign, and Sublandlord will continue to have the exclusive right to have its name/panel above the “600” panel on the existing monument sign.

(g)                                  Parking. In addition to the unreserved parking spaces granted to Subtenant in the Original Sublease, Subtenant shall be granted one (1) reserved parking space in the circle parking area directly in front of the Building closest to Subtenant’s existing reserved parking spaces, the signage and striping therefor, if required, to be paid by Subtenant, at its sole cost and expense. Such signage and striping shall be subject to Master Landlord’s consent. For the avoidance of doubt, as of the date first written above, with respect to the reserved parking spaces, Subtenant has two (2) reserved parking spaces under the terms of its direct lease with Master Landlord and shall be entitled to one (1) additional reserved parking spot under the Sublease, and Sublandlord shall be entitled to the three (3) remaining reserved parking spaces granted to Sublandlord pursuant to the terms of the Master Lease.

(h)                                 Amendment and Restatement of Exhibit C.  Exhibit C of the Original Sublease is hereby deleted and replaced with Exhibit B attached hereto.  All references to “Furniture” in the Original Lease shall mean the items listed on Exhibit B attached hereto.

(i)                                     Amendment to Exhibit D.  Subtenant shall provide Sublandlord with access to any electrical and/or data room located in the Subleased Premises which also serves the Master Premises. Subtenant shall give Sublandlord a key fob or access control card for such purposes.

4.                                      EFFECTIVE DATE; MASTER LANDLORD CONSENT.  This Amendment is subject to and contingent upon and shall be of no force or effect until Master Landlord’s execution of a written consent to this Amendment in a form reasonably acceptable to Sublandlord and Subtenant.  In the event Master Landlord does not execute such consent by the date that is thirty (30) days after Subtenant and Sublandlord have both executed this Amendment, this Amendment shall not be void or voidable, nor shall Sublandlord have any liability therefore whatsoever, but the Effective Date shall be extended until the date Master Landlord so delivers such consent.

5.                                      CONFIRMATION OF DATES; ESTOPPEL.  Sublandlord and Subtenant each confirm (a) the Commencement Date of the Sublease was April 11, 2016, (b) Rent due under the Sublease commenced to accrue on April 11, 2016, and (c) the Expiration Date of the Sublease (as modified by this Amendment) is April 30, 2020.  To Sublandlord’s knowledge, Subtenant is not in default of the Sublease, nor has any event occurred which, but for the passage of time or giving of notice, would constitute a default by Subtenant under the Sublease.  To Subtenant’s knowledge, Sublandlord is not in default of the Sublease, nor has any event occurred which, but for the passage of time or giving of notice, would constitute a default by Sublandlord under the Sublease.

6.                                      BROKER.  Sublandlord and Subtenant (each, an “Indemnifying Party”) each represents and warrants to the other parties (each, an “Indemnified Party”) that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Indemnified Party’s option and with counsel reasonably acceptable to Indemnified Party, at Indemnifying Party’s sole cost and expense) and hold harmless the Indemnified Parties from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it. The provisions of this Section 6 shall survive the expiration or sooner termination of the Sublease.

7.                                      EFFECT OF AMENDMENT.  Except as modified by this Amendment, the Original Sublease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  In the event of any conflict between the terms contained in this Amendment and the Original Sublease, the terms contained in this Amendment shall supersede and control the obligations and liabilities of the parties.

8.                                      FURTHER AMENDMENTS TO THE SUBLEASE.  The parties acknowledge and agree that the provisions of the Sublease may only be further modified, amended or supplemented by an agreement in writing signed by Sublandlord and Subtenant.

9.                                      SUCCESSORS AND ASSIGNS.  Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sub-sublessees.  Nothing in this Section 9 shall in any way alter the provisions of the Sublease relating to assignment or subletting.

10.                               MISCELLANEOUS.  This Amendment becomes effective only upon (a) execution and delivery hereof by Sublandlord and Subtenant, and (b) receipt by Sublandlord of Master Landlord’s written consent to this Amendment. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. Submission of this instrument for examination or signature by Subtenant does not constitute a reservation of or option for a sublease, and shall not be effective as a sublease amendment or otherwise until execution by and delivery to Sublandlord and Subtenant.

11.                               COUNTERPARTS.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.  A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

[signatures follow]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Amendment as of the date and year first above written.

SUBLANDLORD:

CARDIODX, INC.,
a Delaware corporation

By:	/s/Timothy Henn
Name:	Timothy Henn
Title:	CFO

SUBTENANT:

ATRECA, INC.,
a Delaware corporation

By:	/s/Tito Serafini
Name:	Tito Serafini
Title:	President and CEO

EXHIBIT A

SUBLEASED PREMISES

DocuSign Envelope ID: 8E5BF95A-F0AF-4AF0-A01C-319A72239374

EXHIBIT A
SUBLEASED PREMISES

DES
Expansion Premises
A
B
C

EXHIBIT A

SUBLEASED PREMISES (Continued)

Detailed calculation of 20,366 rentable square feet of Subleased Premises:

22,488 rentable square feet (500 Building Master Premises)

Less 1,387 rentable square feet (Sublandlord’s Conference Rooms and Reception Area)

Less 735 rentable square feet (Annex space)

20,366 rentable square feet (Subleased Premises)

EXHIBIT B

FURNITURE INVENTORY

1.              42 Inner Cubicles

2.              19 Outer Cubicles

3.              4 Flat Screen Monitors

4.              2 Projectors

5.              AV Equipment

a.              3 Apple TVs (In Conference Rooms A, B and C)

6.              Conference Tables

a.              1 Large

b.              4 Small

7.              14 Large Leather Conference Room Chairs

8.              11 Small Conference Room Chairs

9.              Executive Desks

a.              5 Window Office

b.              10 Interior Office

10.       2 Credenzas

11.       2 Wardrobes

12.       15 Cubicle File Cabinets

13.       18 Cubicle Drawer Cabinets

14.       6 Large File Cabinets

15.       2 Book Shelves

16.       7 Small Whiteboards

17.       2 Large Whiteboards

EXHIBIT B

EXPANSION PREMISES FURNITURE INVENTORY (Continued)

1.              11 Cubicles

2.              2 Small Tables

3.              2 Small Whiteboards